As filed with the Securities and Exchange Commission on January 23, 2008

Registration Statement No. 333-102260

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	95-3814301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3790 VIA DE LA VALLE, SUITE 211

DEL MAR, CALIFORNIA 92014

(858) 259-4302

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

Spectrian 1992 Stock Plan, as amended

Spectrian 1994 Director Option Plan, as amended

Spectrian 1998 Nonstatutory Stock Option Plan, as amended

Spectrian 1998 Employee Stock Purchase Plan, as amended

Non-Plan Options

(Full title of the plan)

RICHARD A. SACKETT

President, General Counsel and Secretary

Remec, Inc.

3790 Via de la Valle, Suite 211

Del Mar, California 92014

(858) 259-4302

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, initially filed on December 30, 2002 (file No. 333-102260) (the “Registration Statement”), is filed for the sole purpose of deregistering any unsold shares of the Registrant’s common stock, par value $0.01 per share, previously registered under the Registration Statement and issuable under the Spectrian 1992 Stock Plan, as amended, the Spectrian 1994 Director Option Plan, as amended, the Spectrian 1998 Nonstatutory Stock Option Plan, as amended, and the Spectrian 1998 Employee Stock Purchase Plan, as amended and certain non-plan stock options (collectively, the “Spectrian Plans”).

In connection with the Registrant’s current liquidation and dissolution proceedings, the Spectrian Plans have been terminated, and no shares of the Registrant’s common stock are reserved for future issuance under the Spectrian Plans. As of the date of this Post-Effective Amendment No. 1, all rights to acquire shares of the Registrant’s common stock issued pursuant to the Spectrian Plans have been exercised or have been cancelled or terminated in accordance with the terms of the Spectrian Plans and all shares of the Registrant’s common stock issued pursuant to the Spectrian Plans have been sold or are eligible for sale without registration under the Securities Act of 1933, as amended. Therefore, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby deregisters any unsold shares of the Registrant’s common stock previously registered under the Registration Statement. Except to the extent stated above, the Registration Statement as originally filed is not amended or otherwise affected by this Post-Effective Amendment No. 1.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of January 2008.

REMEC, INC.

By	/s/ Richard A. Sackett
Richard A. Sackett
President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard A. Sackett Richard A. Sackett	Director, President, General Counsel and Secretary (Principal Executive Officer)	January 23, 2008

/s/ David Wilkinson David Wilkinson	Chief Financial Officer (Principal Financial Officer)	January 23, 2008

/s/ Thomas A. Corcoran Thomas A. Corcoran	Director	January 23, 2008

/s/ Mark D. Dankberg Mark D. Dankberg	Director	January 23, 2008

/s/ William H. Gibbs William H. Gibbs	Director	January 23, 2008

/s/ Andre R. Hom Andre R. Horn	Chairman of the Board of Directors	January 23, 2008

/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	January 23, 2008

3